GERALD A. KAUFMAN
                                 ATTORNEY AT LAW
                              33 WALT WHITMAN ROAD
                                    SUITE 233
                       HUNTINGTON STATION, NEW YORK 11746

                            TELEPHONE (516) 271-2055
                               FAX (516) 271-2488

                                                         November 19, 1998

Cryo-Cell International, Inc.
3165 McMullen Booth Road
Clearwater, Florida  33761

      RE: REGISTRATION STATEMENT

Gentlemen:

         At your request, I have examined the proposed form of Registration Statement which you are filing with the Securities and Exchange Commission, on Form S-8 ("Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares of your Common Stock (the "Stock") issuable pursuant to options which have been granted under an Investor Relations Agreement for Consulting Services (the "Agreement").

         In rendering the following opinion, I have examined and relied only upon the documents, certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents and all documents submitted to me as copies. My examination was limited to the following documents and no others:

         1.    Certificate of Incorporation of the Company, as amended to date;
         2.    Bylaws of the Company, as amended to date;
         3.    The proposed Registration Statement; and
         4.    The Agreement and the Form of Options

         I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

         Based on the foregoing, it is my opinion that the Stock to be issued under the Agreement and Options, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws when issued upon exercise of Options granted under the Agreements, will be duly and validly authorized, fully paid and non-assessable.

         I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

         I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of New York and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning matters not specifically set forth above.

                                      S10

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Cryo-Cell International, Inc.
November 19, 1998
Page Two


         By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the terms "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission as promulgated thereunder.

         The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

                                               Very truly yours,

                                               /s/ GERALD A. KAUFMAN
                                               ---------------------
                                               Gerald A. Kaufman

                                      S11